Exhibit 99.4

© 2022 authID.ai. All Rights Reserved. New York | Bogota | London | Johannesburg NASDAQ : AUID © 2022 authID.ai. All Rights Reserved. Biometric authentication is the heart of digital transformation Falling Behind Is Not An Option CONFIDENTIAL

© 2022 authID.ai. All Rights Reserved. - 2 - This Presentation and information provided at the meeting at which it is presented (the “Presentation") has been prepared on the basis of information furnished by the management of authID.ai or Ipsidy Inc. (“authID.ai” or the “Company”) and has not been independently verified by any third party. This presentation includes material non - public information regarding Ipsidy Inc. which information is to be kept confidential and not to be disclosed or used in connection with any trading in the Company’s stock (NASDAQ: AUID), unless and until such information is made public by the Company. This Presentation is provided for information purposes only. This Presentation is not an offer to sell nor a solicitation of an offer to buy any securities. While the Company is not aware of any inaccuracies, no warranty or representation is made by the Company or its employees and representatives as to the completeness or accuracy of the information contained herein. This Presentation also contains estimates and other statistical data made by independent parties and us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you should not give undue weight to such data and estimates. This Presentation includes illustrative projections of the potential outcome of certain assumptions made by the Company, which are not intended to be a forecast or guarantee of any particular results. While such assumptions are believed by the Company to be reasonable, they may not be fulfilled in practice and the results of the Company’s operations, the Company’s cash flow and cash requirements may turn out to be quite different from those described in the illustrative projections based on numerous risk factors, as discussed below. Accordingly, you should not place undue reliance on any such illustrative projections in considering a transaction with the Company. Information contained in this Presentation or presented during this meeting may include “forward - looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, projected results of operations, cash flow, budget, business strategy, plans and objectives of management for future operations of both authID.ai and its business partners, future service launches with customers, the outcome of pilots and new initiatives and customer pipeline are forward - looking statements. Such forward - looking statements are based on a number of assumptions regarding authID.ai’s present and future business strategies, and the environment in which authID expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to third party approvals and activities. Actual results may vary materially from the results anticipated by these forward - looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions, the impact of the Covid - 19 pandemic and others. Additional risks may arise with respect to launch of new products and technologies, cybersecurity issues as well as risks of commencing operations in new countries and regions, of which Ipsidy is not fully aware at this time. See the Company’s Annual Report Form 10 - K for the Fiscal Year ended December 31, 2020 and other documents filed at www.sec.gov for other risk factors which anyone considering a transaction with the Company should consider. These forward - looking statements speak only as to the date of this Presentation or meeting and cannot be relied upon as a guide to future performance. authID expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward - looking statements contained in this Presentation to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based. This Presentation contains references to the Company’s and other entities’ trademarks. Such trademarks are the property of their respective owner. The Company does not intend its use or the display of other companies’ trade names or trademarks to imply a relationship with or endorsement of the Company by any other entity. By reading this Presentation or attending a meeting at which it is presented you accept and agree to these terms, disclaimers and limitations. Confidentiality, Disclaimer & Forward - Looking Statements

Key Accomplishments - 2021

Onboarding the Team



- Key Hiring: Sales, Product Management, Marketing, and Engineering, and Customer Success
- Engaged PR, Marketing & Tech/Engineering Vendors
- Emphasis on culture & diversity – 45% are persons of color and/or women

June 14, 2021

Uplisted Nasdaq AUID



- Closed public offering of ~$11.5 million
- Facilitates broader investment in early-growth company
- Filed S-3 "Shelf" November 1, 2021
- New Investor micro-website

August 24, 2021

Company Rebrand Verified™ Launch


One Selfie. Identity Verified.
authID.ai

- Launched Verified™ at Money 20/20 USA
- Fintech Survey - Thought Leadership
- Focused Messaging – Eliminating fraud with biometric identity authentication in the cloud

October 24, 2021

Technology Enhanced, Customers Launched



- Powering innovative and differentiated consumer experiences to drive growth and revenue
- Self-service implementation with developer portal & cut/paste code
- Launch of Cloud|Connect – embed Verified to IAM

December 16, 2021

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© 2022 authID.ai. All Rights Reserved.

Recognise Your Customer

© 2022 authID.ai. All Rights Reserved. Building the Team - 4 - Tom Thimot Chief Executive Officer, Director Tripp Smith President & Chief Technology Officer Peter Curtis Chief Marketing Officer Grace de Fries SVP MarCom & Investor Relations Jeremiah Mason SVP, Product Steve Fazio SVP, Sales Joe Schwartz Director, Sales Donny Deaile Director, Sales Brittney Liburd Sr. Manager, Product Marketing Christabel Bugla Customer Success Inside Sales

© 2022 authID.ai. All Rights Reserved. Our Vision: Authentication will be “Stepped Up” - 5 - LEGACY AUTHENTICATION • High Friction • Low Security BIOMETRIC AUTHENTICATION • Low Friction • High Security Identity Verified • Something you have (device) • Something you are (Biometric) • Indisputable Audit Trail • Something you know (Password) • Something you have (Pincode) • Easily phished and compromised

© 2022 authID.ai. All Rights Reserved. © 2021 authID.ai. All Rights Reserved. Our Mission Stop Fraud with Strong Identity Assurance Recognise Your Customer  without friction, whenever and wherever they transact. - 6 -

© 2022 authID.ai. All Rights Reserved. New York | Bogota | London | Johannesburg NASDAQ : AUID © 2022 authID.ai. All Rights Reserved. Biometric authentication is the heart of digital transformation Falling Behind Is Not An Option

© 2022 authID.ai. All Rights Reserved. - 8 - We now live in a digital economy “What we are seeing now is the greatest acceleration of digital banking in history . ” - American Banker

© 2022 authID.ai. All Rights Reserved. - 9 - Passwords aren’t working anymore 400% Rise in OTP compromise via SIM swap fraud in just 5 years Which 2 80% of data breaches relate to password compromise Verizon 1 * * * Sources : 1. Verizon cited here ; 2. Which

The transformation gap

Your bank



- Greater exposure to fraud
- Hard-to-remember passwords
- OTPs requiring multiple devices
- Account takeovers too frequent

1.4BN+

consumers will use facial biometrics for payments by 2025

Juniper Research[1]

Your customer



- 57% would prefer passwordless authentication[2]
- 80% are comfortable with biometric authentication[3]
- Facial recognition is now perceived as the most secure authentication method[4]

Sources: 1. Juniper Research; 2. First Contact 2021; 3. Visa research cited here; 4. Experian, *Global Identity Fraud Report*, 2021.

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© 2022 authID.ai. All Rights Reserved.

Recognise Your Customer

© 2022 authID.ai. All Rights Reserved. $12.5m Password - related problems cost smaller banks $12.5M+ annually Sources & Calculations : See slide notes. P/W fraud: $7.63M 1 Password and OTP compromise Account takeover Compliance: $2.13M 2 KYC/KYB breaches Fines for non - compliance P/W reset: $2.13M 3 Customer contact and service costs IT labor costs Attrition: $0.66M 4 Due to unwelcome friction and poor customer experience - 11 -

© 2022 authID.ai. All Rights Reserved. - 12 - 3.8% added revenue opportunity for traditional banks able to: • Embrace new business models • Align to new customer expectations • Quickly onboard customer to new products Source : Accenture , USA, The Future of Banking , 2021 And password - related problems stand in the way of 3.8% growth

© 2022 authID.ai. All Rights Reserved. - 13 - Sources: 1. Roland Berger, 2021 research cited by consultancy.eu ; 2. Experian , Global Identity Fraud Report , 2021. 3. Mordor Intelligence 2021 Report 22.7% Projected CAGR for the Biometrics as a Service Market 2021 to 2026 . Mordor Intelligence 3 92% Of retail banks are increasing budget for digital transformation Roland Berger. 1 80% Of businesses now have a customer recognition strategy in place (+ 26 % compared to pre - COVID) Experian 2 Authentication is driving the new way

© 2022 authID.ai. All Rights Reserved. - 14 - What authID does authID verifies who you are authID binds you to an identity authID verifies your identity whenever necessary 1 2 3

© 2022 authID.ai. All Rights Reserved. - 15 - Fraud - prone authentication Secure Fraud - proof authentication Password based (knowledge based) Unique Selfie based (of individual user) Multiple app / browser tab authentication Simple In browser, no additional apps needed Tied to dedicated devices Portable Cloud - based, people - based Frustrating user experience Easy All in one place, frictionless authentication The old way Frustrating, fraud prone The smart way Digital first, customer centric

© 2022 authID.ai. All Rights Reserved. - 16 - How passwords fail you How authID transforms your business User * * * * * * * Password Partially verified User Biometric Verified Fraud - prone Knowledge based Frustrating user experience Fraud - proof Selfie based All in one place, frictionless Integrated Seamless fit with your existing security systems

© 2022 authID.ai. All Rights Reserved. - 17 - Start your journey today With easy customization and simple cut - and - paste integration Customize your integration Further integrations come… authID is an API first company – anyone can integrate us with just a few lines of code authID Cloud | Connect Takes customer implementation from low - code to no - code

© 2022 authID.ai. All Rights Reserved. Our immediate next steps - 18 - 1 2 Get going with a limited deployment for a few thousand users and transaction authorizations. Assess outcomes of trial, needs and requirements going forward. 3 AuthID to present a full tailored proposal and pricing options for rollout. Assess Outcomes Jump Start Valued by our customers - authID Take - up after proof of concept - authID Customers adopting biometric reduce fraud - authID

© 2022 authID.ai. All Rights Reserved. Redacted to exclude MNPI Sample Case Studies New York | Bogota | London | Johannesburg NASDAQ : AUID © 2022 authID.ai. All Rights Reserved.

© 2022 authID.ai. All Rights Reserved. • Launched Verified platform October 24, 2021 • Upgraded to Verified V2.4 on January 21, 2022 • Majority of SaaS Sales Cycles to new customers take between 4 - 12 months • Majority of up - sell Sales Cycles to existing customers is 1 - 6 months • In Dec. 29, 2021 Annual Meeting, we committed to publish these metrics with Q2 2022 results – Once “sold” (customer signs) we will have bARR (booked ARR – Non - GAAP) – Some portion of SaaS contract is collected “up front” . This is deferred revenue – After implementation and customer roll out, revenue is recognized, and we have ARR (Non - GAAP) Sales Cycle Benchmarks (presented at Annual Meeting)

© 2022 authID.ai. All Rights Reserved. Six Steps to creating a new Enterprise SaaS offering - 21 - Market MVP 1 Sell Proof of Value 2 Customer Implemen - tation 4 First User Subset Goes Live 5 6 Cross - sell & Upsell Enterprise Wide 3 Iterate with POVs. Book Contracts

Proof of Value [POV] Examples

Ecommerce Platform For Merchants & Consumer Transactions

- Company has complex and costly processes to verify identity of new merchants verify the identity of risky consumer transactions.
- Proving the value of Verified in the onboarding of merchants and selective consumers that exhibit patterns of fraud.
- Potential value derived:
  - Eliminating fraudulent merchants
  - Reducing third party fraud of risky consumers
  - Combating friendly fraud between merchant and consumer.

Cryptocurrency Trading Platform

- Uses cumbersome KYC process that requires document proofing at enrollment but does not require a biometric at trading execution.
- Aimed at proving value of Verified at the point of trading transaction.
- Potential Value derived:
  - Reducing fraud
  - Enhancing credibility with regulators to reduce the criminal use of cryptocurrency

Medical Certification

- ~1M Board Certified Physicians in US, with identity verified manually
- In POV with 1 medical specialty group with ~30K physicians
- Proving value of Verified automating identity verification for certification renewals and continuing education
- Potential Value derived:
  - Reducing manual cost of identity verification
  - Eliminating fraud of physician impersonation at exams

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© 2022 authID.ai. All Rights Reserved.
Recognise Your Customer

© 2022 authID.ai. All Rights Reserved. - 23 - Customer Pipeline Examples • Potential value derived: – Eliminating fraud – Stopping account takeover – Combating friendly fraud Fintech Money Transfer Platform iGaming • Potential Value derived: – Enhancing identity assurance and age at onboarding – Improving speed of time to onboard – Eliminating fraudulent gambling Fintech Notary Platform • Potential Value derived: – Enhancing identity assurance at onboarding – Reducing fraud – Enhancing credibility with legal & judicial entities

© 2022 authID.ai. All Rights Reserved. Two Years Prior and Post IPO Comparable Growth Rates New York | Bogota | London | Johannesburg NASDAQ : AUID © 2022 authID.ai. All Rights Reserved.

© 2022 authID.ai. All Rights Reserved. - 25 - SaaS ARR Growth Comps Pre and Post IPO (Think Equity) Two years prior to IPO, the average ARR CAGR was a 285%

© 2022 authID.ai. All Rights Reserved. Material Non - Public Information New York | Bogota | London | Johannesburg NASDAQ : AUID © 2022 authID.ai. All Rights Reserved.

© 2022 authID.ai. All Rights Reserved. • authID.ai has secured a financing facility of ~$20 million USD to provide working capital necessary to become a leader in biometric authentication. • $X million has been drawn and added to our balance sheet. • Our cash balance today is ~$Y million. • authID . ai has adopted budgets for 2022 and 2023 , under which all projected working capital requirements for 2022 and 2023 are met without the raise of further capital . Public Statements to be made with Funding/Annual Results